UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2006

COLLECTORS UNIVERSE, INC.
____________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

  On September 19, 2006, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the “Company”) approved and, pursuant to that approval, the Company and Michael R. Haynes, its Chief Executive Officer, entered into an Employment Agreement Amendment, which extends the term of Mr. Haynes’ Employment Agreement with the Company to December 31, 2007. The severance provisions in the Employment Agreement also were amended to provide for twelve, rather than six, months of severance compensation in the event of a termination by the Company of Mr. Haynes’ employment without cause. No other modifications were made to Mr. Haynes’ Employment Agreement. The foregoing description of the Employment Agreement Amendment is qualified by reference to that Agreement, a copy of which attached hereto as Exhibit 10.1.

ITEM 9.01         Financial Statements and Exhibits.

    (d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement Amendment dated as of September 19, 2006 amending the Employment Agreement with Michael R. Haynes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 22, 2006	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement Amendment dated as of September 19, 2006 amending the Employment Agreement with Michael R. Haynes.

E-1